Exhibit 99.1

Dana Incorporated Reports Solid 2025 Third-quarter Financial Results;

Raises 2025 Full-year Profit Guidance

Highlights

•	Sales of $1.9 billion from continuing operations

•	Net income was $13 million from continuing operations, a $34 million increase compared to last year

•	Adjusted EBITDA of $162 million from continuing operations; 8.5 percent margin, an increase of 260 basis points compared to prior year

•	Operating cash flow* was $111 million, a $76 million increase compared to last year

•	Adjusted free cash flow* was $101 million, a $109 million increase compared to the prior year

•	Sale of Off-Highway business remains on-track for closing in late Q4 2025

•	Repurchased 9.5 million shares in Q3, 24.1 million to date

•	Realized $73 million in cost savings in Q3, $183 million to date; expecting $235 million in 2025

•	Raised full-year profit guidance due to accelerated cost savings

*	Cash flow includes cash from both continuing and discontinued operations to align with deal structure

MAUMEE, Ohio, October 29, 2025 – Dana Incorporated (NYSE: DAN) today announced financial results for the third quarter of 2025 reflecting the Off-Highway business as a discontinued operation for all periods.

“Our business is performing very well, and we are experiencing minimal impact from market fluctuations and customer production disruptions,” said R. Bruce McDonald, Dana chairman and chief executive officer. “Our $310 million cost-savings initiative is on track, with over $70 million in savings in the third quarter we are exceeding our expectations. We now expect our fourth-quarter adjusted EBITDA margin to be consistent with our forecasted 2026 margin of 10-10.5 percent. We expect to complete the Off-Highway divestiture in the fourth quarter of this year. The benefits of this transaction are already being realized as we execute our $1 billion capital return program, including $189 million in share repurchases during the quarter. We expect to repurchase an additional $155 million in the fourth quarter, bringing the total to $600 million for the year.”

Sales for continuing operations in the third quarter of 2025 totaled $1.92 billion, compared with $1.90 billion in the same period of 2024.

Net income from continuing operations was $13 million compared with a net loss of $21 million in the third quarter of 2024.

Adjusted EBITDA for the third quarter of 2025 was $162 million or 8.5 percent of sales, compared with $111 million or 5.9 percent of sales for the same period in 2024. The company’s cost-savings program has mitigated the margin impact of lower volumes and cost inflation.

Operating cash flow in the third quarter of 2025 was $111 million, compared with $35 million in the same period of 2024. Adjusted free cash flow was $101 million, compared with a use of $8 million in the third quarter of 2024. The improvement was driven by higher profit, lower taxes and working capital requirements.

“The continued execution of our cost-saving plan and operating efficiency improvements are driving our higher profit expectations for this year,” said Timothy Kraus, Dana’s senior vice president and chief financial officer. “Additionally, the tariff recovery mechanisms we have in place are functioning well and we expect to recover the majority of these costs within the year.”

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2025 Financial Targets for Continuing Operations

Results for the Off-Highway business are reported as discontinued operations. The sales and adjusted EBITDA guidance targets below are for continuing operations for the full year 2025. The cash flow guidance targets below include cash flows from both continuing and discontinued operations to align with the deal structure.

Guidance
Sales	$7.3 to $7.5 billion
Adjusted EBITDA	$570 to $610 million
Implied adjusted EBITDA margin	7.8% to 8.1%
Operating cash flow	$390 to $440 million
Adjusted free cash flow	$250 to $300 million

Dana to Host Conference Call at 9 a.m. Wednesday, October 29

Dana will discuss its third-quarter results in a conference call at 9 a.m. EDT on Wednesday, October 29. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139

Participant Toll-Free Dial-In Number: 1 (888) 440-5873

Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 8:30 a.m. EDT.

A webcast replay can be accessed via Dana’s investor website following the call.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment plus cash paid for Off-Highway business divestiture related activities. We believe adjusted free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP.

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Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA outlook to the most comparable GAAP measures of net income (loss). Providing net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss), including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $7.7 billion in 2024 with 28,000 people in 26 countries across six continents. With a history dating to 1904, Dana was named among the “World’s Most Ethical Companies” for 2025 by Ethisphere and as one of “America’s Most Responsible Companies 2025” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com.

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Contact:  Craig Barber

  +1-419-887-5166

  craig.barber@dana.com

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DANA INCORPORATED

Quarterly Financial Information and Reconciliations of Non-GAAP Financial Measures

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment plus cash paid for Off-Highway business divestiture related activities. We believe adjusted free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA outlook to the most comparable GAAP measures of net income (loss). Providing net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss), including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2025 and 2024

	Three Months Ended
(In millions, except per share amounts)	September 30,
	2025	2024
Net sales	$1,917	$1,897
Costs and expenses
Cost of sales	1,751	1,775
Selling, general and administrative expenses	87	106
Amortization of intangibles	2	2
Restructuring charges, net	4	20
Loss on disposal group previously held for sale		4
Other income (expense), net	(20)	(6)

Earnings (loss) from continuing operations before interest and income taxes	53	(8)
Interest income	3	5
Interest expense	47	38

Income (loss) from continuing operations before income taxes	9	(41)
Income tax benefit	(2)	(18)
Equity in earnings of affiliates	2	2

Net income (loss) from continuing operations	13	(21)
Net income from discontinued operations	74	32

Net income	87	11
Less: Noncontrolling interests net income from continuing operations	4	7

Net income attributable to the parent company	$83	$4

Net income per share available to common stockholders
Basic earnings (loss) per share from continuing operations	$0.07	$(0.19)
Basic earnings per share from discontinued operations	0.58	0.22

Basic earnings per share	$0.65	$0.03

Diluted earnings (loss) per share from continuing operations	$0.07	$(0.19)
Diluted earnings per share from discontinued operations	0.57	0.22

Diluted earnings per share	$0.64	$0.03

Weighted-average shares outstanding - Basic	128.4	145.0
Weighted-average shares outstanding - Diluted	130.8	145.0

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended
(In millions, except per share amounts)	September 30,
	2025	2024
Net sales	$5,633	$5,960
Costs and expenses
Cost of sales	5,211	5,609
Selling, general and administrative expenses	291	328
Amortization of intangibles	6	6
Restructuring charges, net	17	36
Loss on disposal group previously held for sale		(26)
Other income (expense), net	(31)	(14)

Earnings (loss) from continuing operations before interest and income taxes	77	(59)
Interest income	8	9
Interest expense	130	117

Loss from continuing operations before income taxes	(45)	(167)
Income tax benefit	(2)	(13)
Equity in earnings of affiliates	27	7

Net loss from continuing operations	(16)	(147)
Net income from discontinued operations	164	174

Net income	148	27
Less: Noncontrolling interests net income from continuing operations	13	17
Less: Redeemable noncontrolling interests net loss from continuing operations	—	(13)

Net income attributable to the parent company	$135	$23

Net income per share available to common stockholders
Basic loss per share from continuing operations	$(0.21)	$(1.04)
Basic earnings per share from discontinued operations	1.18	1.20

Basic earnings per share	$0.97	$0.16

Diluted loss per share from continuing operations	$(0.21)	$(1.04)
Diluted earnings per share from discontinued operations	1.18	1.20

Diluted earnings per share	$0.97	$0.16

Weighted-average shares outstanding - Basic	139.2	144.9
Weighted-average shares outstanding - Diluted	139.2	144.9

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2025 and 2024

	Three Months Ended
(In millions)	September 30,
	2025	2024
Net income (loss) from continuing operations	$13	$(21)
Other comprehensive income (loss) from continuing operations, net of tax:
Currency translation adjustments	2	16
Hedging gains and losses	6	(6)
Defined benefit plans	1	1

Other comprehensive income from continuing operations	9	11

Total comprehensive income (loss) from continuing operations	22	(10)

Net income from discontinued operations	74	32
Other comprehensive income (loss) from discontinued operations, net of tax:
Currency translation adjustments	(10)	(2)
Hedging gains and losses		(1)

Other comprehensive loss from discontinued operations	(10)	(3)

Total comprehensive income from discontinued operations	64	29

Total comprehensive income	86	19
Less: Comprehensive income from continuing operations attributable to noncontrolling interests	(3)	(7)

Comprehensive income attributable to the parent company	$83	$12

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended
(In millions)	September 30,
	2025	2024
Net loss from continuing operations	$(16)	$(147)
Other comprehensive income (loss) from continuing operations, net of tax:
Currency translation adjustments	49	(45)
Hedging gains and losses	47	(34)
Defined benefit plans	1	6

Other comprehensive income (loss) from continuing operations	97	(73)

Total comprehensive income (loss) from continuing operations	81	(220)

Net income from discontinued operations	164	174
Other comprehensive income (loss) from discontinued operations, net of tax:
Currency translation adjustments	(2)	(7)
Hedging gains and losses	1	(1)

Other comprehensive loss from discontinued operations	(1)	(8)

Total comprehensive income from discontinued operations	163	166

Total comprehensive income (loss)	244	(54)
Less: Comprehensive income from continuing operations attributable to noncontrolling interests	(14)	(16)
Less: Comprehensive loss from continuing operations attributable to redeemable noncontrolling interests	—	17

Comprehensive income (loss) attributable to the parent company	$230	$(53)

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of September 30, 2025 and December 31, 2024

(In millions, except share and per share amounts)	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$414	$494
Accounts receivable
Trade, less allowance for doubtful accounts of $16 in 2025 and $13 in 2024	1,184	890
Other	228	220
Inventories	1,112	1,047
Other current assets	151	148
Current assets of disposal group held for sale	1,040	904

Total current assets	4,129	3,703
Intangibles	74	80
Deferred tax assets	541	514
Other noncurrent assets	96	118
Investments in affiliates	96	125
Operating lease assets	310	256
Property, plant and equipment, net	1,887	1,830
Noncurrent assets of disposal group held for sale	975	876

Total assets	$8,108	$7,502

Liabilities, redeemable noncontrolling interests and equity
Current liabilities
Short-term debt	$630	$8
Current portion of long-term debt	22	214
Accounts payable	1,206	1,120
Accrued payroll and employee benefits	201	176
Taxes on income	64	68
Current portion of operating lease liabilities	41	34
Other accrued liabilities	301	314
Current liabilities of disposal group held for sale	693	626

Total current liabilities	3,158	2,560
Long-term debt, less debt issuance costs of $17 in 2025 and $19 in 2024	2,565	2,387
Noncurrent operating lease liabilities	274	231
Pension and postretirement obligations	257	233
Other noncurrent liabilities	297	321
Noncurrent liabilities of disposal group held for sale	219	185

Total liabilities	6,770	5,917

Commitments and contingencies
Redeemable noncontrolling interests	188	189
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 121,917,210 and 144,993,614 shares outstanding	1	2
Additional paid-in capital	1,863	2,282
Retained earnings	297	204
Treasury stock, at cost (1,330,258 and 837,803 shares)	(21)	(13)
Accumulated other comprehensive loss	(1,047)	(1,142)

Total parent company stockholders’ equity	1,093	1,333
Noncontrolling interests	57	63

Total equity	1,150	1,396

Total liabilities, redeemable noncontrolling interests and equity	$8,108	$7,502

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2025 and 2024

	Three Months Ended
(In millions)	September 30,
	2025	2024
Operating activities
Net income	$87	$11
Less: Net income from discontinued operations	74	32

Net loss from continuing operations	13	(21)
Depreciation	86	83
Amortization	3	3
Amortization of deferred financings charges	1	1
Earnings of affiliates, net of dividends received	21	(1)
Stock compensation expense	8	7
Deferred income taxes	(41)	(13)
Pension expense, net	(1)	6
Change in working capital	(10)	(38)
Change in other noncurrent assets and liabilities	(43)	(8)
Loss on disposal group previously held for sale		(4)
Loss on divestiture of ownership interests	(19)
Other, net	(46)	9

Net cash provied by (used in) operating activities from continuing operations	(28)	24
Net cash provided by operating activities from discontinued operations	139	11

Net cash provided by operating activities	111	35

Investing activities
Purchases of property, plant and equipment	(49)	(37)
Proceeds from sale of property, plant and equipment	1	3
Settlements of undesignated derivatives	(9)	(1)
Other, net	(4)	(2)

Net cash used in investing activities from continuing operations	(61)	(37)
Net cash provided by (used) in investing activities from discontinued operations	(9)	9

Net cash used in investing activities	(70)	(28)

Financing activities
Net change in short-term debt	100	4
Proceeds from long-term debt		1
Repayment of long-term debt	(6)	(5)
Dividends paid to common stockholders	(13)	(14)
Repurchases of common stock	(182)
Distributions to noncontrolling interests	(11)	(12)

Net cash used in financing activities	(112)	(26)

Net decrease in cash, cash equivalents and restricted cash	(71)	(19)
Cash, cash equivalents and restricted cash - beginning of period	501	440
Effect of exchange rate changes on cash balances	(1)	14

Cash, cash equivalents and restricted cash - end of period	$429	$435

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended
(In millions)	September 30,
	2025	2024
Operating activities
Net income	$148	$27
Less: Net income from discontinued operations	164	174

Net loss from continuing operations	(16)	(147)
Depreciation	257	253
Amortization	9	10
Amortization of deferred financings charges	4	4
Earnings of affiliates, net of dividends received	(4)	(4)
Stock compensation expense	31	21
Deferred income taxes	(67)	16
Pension expense, net	(1)	6
Change in working capital	(212)	(219)
Change in other noncurrent assets and liabilities	(56)	(6)
Loss on disposal group previously held for sale		26
Loss on divestiture of ownership interests	(12)
Other, net	8	(4)

Net cash used in operating activities from continuing operations	(59)	(44)
Net cash provided by operating activities from discontinued operations	165	192

Net cash provided by operating activities	106	148

Investing activities
Purchases of property, plant and equipment	(153)	(198)
Proceeds from sale of property, plant and equipment	12	3
Proceeds from sales of investments	57
Settlements of undesignated derivatives	(15)	(5)
Other, net		2

Net cash used in investing activities from continuing operations	(99)	(198)
Net cash used in investing activities from discontinued operations	(31)	(7)

Net cash used in investing activities	(130)	(205)

Financing activities
Net change in short-term debt	622
Proceeds from long-term debt		1
Repayment of long-term debt	(216)	(35)
Dividends paid to common stockholders	(42)	(43)
Repurchases of common stock	(439)
Distributions to noncontrolling interests	(14)	(17)
Collection of note receivable from noncontrolling interest		11
Contributions from redeemable noncontrolling interests		18
Swap settlements	(14)
Other, net	(8)	9

Net cash used in financing activities	(111)	(56)

Net decrease in cash, cash equivalents and restricted cash	(135)	(113)
Cash, cash equivalents and restricted cash - beginning of period	512	563
Effect of exchange rate changes on cash balances	52	(15)

Cash, cash equivalents and restricted cash - end of period	$429	$435

DANA INCORPORATED

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow (Unaudited)

	Three Months Ended
(In millions)	September 30,
	2025	2024
Net cash provided by operating activities	$111	$35
Purchases of property, plant and equipment - Continuing operations	(49)	(37)
Purchases of property, plant and equipment - Discontinued operations	(11)	(9)
Proceeds from sale of property, plant and equipment - Continuing operations	1	3
Proceeds from sale of property, plant and equipment - Discontinued operations	—	—
Cash paid for Off-Highway business divestiture related activities	49	—

Adjusted free cash flow	$101	$(8)

	Nine Months Ended
(In millions)	September 30,
	2025	2024
Net cash provided by operating activities	$106	$148
Purchases of property, plant and equipment - Continuing operations	(153)	(198)
Purchases of property, plant and equipment - Discontinued operations	(33)	(29)
Proceeds from sale of property, plant and equipment - Continuing operations	12	3
Proceeds from sale of property, plant and equipment - Discontinued operations	—	4
Cash paid for Off-Highway business divestiture related activities	61	—

Adjusted free cash flow	$(7)	$(72)

DANA INCORPORATED

Segment Sales and Adjusted EBITDA (Unaudited)

For the Three Months Ended September 30, 2025 and 2024

	Three Months Ended
(In millions)	Setember 30,
	2025	2024
Sales
Light Vehicle	$1,353	$1,285
Commercial Vehicle	564	612

Total Sales	$1,917	$1,897

Adjusted EBITDA
Light Vehicle	$126	$82
Commercial Vehicle	51	45
Corporate expense and other items, net	(15)	(16)

Adjusted EBITDA	$162	$111

DANA INCORPORATED

Segment Sales and Adjusted EBITDA (Unaudited)

For the Nine Months Ended September 30, 2025 and 2024

(In millions)	Nine Months Ended September 30,
	2025	2024
Sales
Light Vehicle	$3,901	$4,049
Commercial Vehicle	1,732	1,911

Total Sales	$5,633	$5,960

Adjusted EBITDA
Light Vehicle	$306	$250
Commercial Vehicle	139	117
Corporate expense and other items, net	(43)	(56)

Adjusted EBITDA	$402	$311

DANA INCORPORATED

Reconciliation of Loss From Continuing Operations Before Income Taxes to Adjusted EBITDA (Unaudited)

For the Nine Months Ended September 30, 2025 and 2024

(In millions)	Three Months Ended September 30,
	2025	2024
Income (loss) from continuing operations before income taxes	$9	$(41)
Adjustments related to continuing operations
Interest income	(3)	(5)
Interest expense	47	38
Depreciation	86	83
Amortization	3	3
Non-service cost components of pension and OPEB costs	3	5
Restructuring charges, net	4	20
Stock compensation expense	8	7
Strategic transaction expenses	6	(2)
(Gain) loss on sale of property, plant and equipment	1	(1)
Supplier capacity charge adjustment	(2)
Loss on disposal group previously held for sale		(4)
Other items		8

Adjusted EBITDA	$162	$111

DANA INCORPORATED

Reconciliation of Loss From Continuing Operations Before Income Taxes to Adjusted EBITDA (Unaudited)

For the Nine Months Ended September 30, 2025 and 2024

(In millions)	Nine Months Ended September 30,
	2025	2024
Loss from continuing operations before income taxes	$(45)	$(167)
Adjustments related to continuing operations
Interest income	(8)	(9)
Interest expense	130	117
Depreciation	257	253
Amortization	9	10
Non-service cost components of pension and OPEB costs	7	12
Restructuring charges, net	17	36
Stock compensation expense	31	21
Strategic transaction expenses	12	2
Supplier capacity charge adjustment	(21)
Loss on divestiture of ownership interests	7
Loss on disposal group previously held for sale		26
Other items	6	10

Adjusted EBITDA	$402	$311

2025 Third-Quarter Earnings Conference Call October 29, 2025 Value Others | Inspire Innovation | Grow Responsibly | Win Together

Safe Harbor Statement Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss © important risk factors that could affect our business, results of operations and financial 2025 condition. The forward-looking statements in this presentation speak only as of this date. Dana Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. 2

Agenda Craig Barber R. Bruce McDonald Timothy Kraus Senior Director, Investor Chairman and Senior Vice President and Relations and Corporate Chief Executive Officer Chief Financial Officer Communications Introduction Business Review Financial Review

Third-Quarter Highlights

Pending sale of Off-Highway business on track

- Expected to close late in the fourth quarter

Capital return proceeding as planned

- Repurchased ~9.5 million shares in Q3, or ~7% of shares outstanding, returning $189 million to shareholders
- Expecting 2025 share repurchases of $600 million
- Anticipating ~$155 million share repurchase throughout Q4

Realized $73 million cost savings in Q3, $183 million to date

- Cost reduction initiatives on track, program target of $310 million through 2026
- Expecting $235 million of cost savings in 2025; $10 million improvement

Tariff landscape remains fluid

- Expecting to recover majority of cost this year
- Mitigation actions ongoing

Balance-of-the-year outlook

- Light-truck demand remains stable, monitoring impact from customer production disruptions
- Commercial-vehicle demand softening
- 2025 profit guidance increased

Solid Q3 Results, Full-Year Profit Guidance Increased

© 2025 Dana

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Financial Review DAN LISTED NYSE

2025 Q3 Financial Results Results are presented excluding the Off-Highway Changes from Prior Year business, which is classified as discontinued operations ($ in millions) Sales benefited from pricing, Q3 ‘25 Q3 ‘24 Change recoveries and currency, partially offset by lower volumes Sales $ 1,917 $ 1,897 $ 20 Cost-savings actions and efficiency offsetting margin Adjusted EBITDA 162 111 51 impact of lower sales volume Margin 8.5% 5.9% 260 bps Increase in interest expense driven by higher borrowings EBIT 53 (8) 61 Income tax benefit driven by the release of valuation Interest Expense, Net 44 33 11 allowance and a status change in a foreign jurisdiction Income Tax Benefit (2) (18) 16 © Net Income (Loss) (from continuing operations) 13 (21) 34 2025 Dana See appendix for comments regarding the presentation of non-GAAP measures Cost Savings Actions Mitigating Profit Impact of Lower Sales Volumes

2025 Q3 Sales and Profit Changes Results are presented Sales excluding the Off-Highway $2,476M business, which is classified as discontinued operations $1,897M $21M $8M $1,917M $8M $0M $49M Reduced YoY volumes largely ($579M) ($66M) driven by lower demand in commercial-vehicle market Commercial and operating efficiency efforts mitigated the margin impact lower volume and unfavorable mix 2024 As Disc Ops 2024 Vol/Mix Performance Cost Tariff Currency Commodities 2025 Reported Cont Ops Savings Cont Ops Accelerated cost savings actions more than offset the Adjusted EBITDA margin gap from lower sales volume $232M Modest tariff impact due to timing of recoveries $73M $2M $1M $162M ($1M) $111M © $11M ($121M) 2025 ($35M) 5.9% 8.5% Margin Margin Dana 2024 As Disc Ops 2024 Vol/Mix Performance Cost Tariff Currency Commodities 2025 Reported Cont Ops Savings Cont Ops See appendix for comments regarding the presentation of non-GAAP measures 7 Operational Efficiencies and Accelerated Cost Actions More than Offset Volume Impacts

2025 Q3 Free Cash Flow Free cash flow includes cash Changes from Prior Year generated from both continuing and discontinued operations, to ($ in millions) align with deal structure One-time costs increased due 2025 2024 Change to restructuring and strategic transactions Adjusted EBITDA Cont. Ops $ 162 $ 111 $ 51 Higher interest due to Adjusted EBITDA Disc. Ops $ 113 $ 121 $ (8) increased borrowing One-Time Costs1 (17) (9) (8) Lower taxes were driven by timing of payments Interest, Net (54) (43) (11) Capital spending impacted by timing of investments for new Taxes (47) (72) 25 programs Working Capital / Other² (3) (73) 76 Capital Spending, Net (59) (43) (16) © Adjusted Free Cash Flow $ 101 $ (8) $ 109 2025 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, Dana restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. 8 Higher Adj. FCF Diven by Higher Profit and Lower Working Capital Requirements

2025 Full-Year Financial Guide

- Sales and adjusted EBITDA guidance excludes the discontinued Off-Highway operations for the full year
- Free cash flow includes cash generated from both continuing and discontinued operations, to align with deal structure
- Tariff assumption includes recovery of the majority of the gross impact within the calendar year
- Midpoint of sales guidance maintained, with a tighter range
- Adjusted EBITDA expectations increased by $15 million, driven by cost savings and operational improvements
- Adj. EBITDA margin now expected to be 30 basis points higher than the previous estimate

2025 Revised Guidance Ranges

	Continuing Operations Guidance	Change From Prior Guidance
Sales	~$7.4B ±$100M	Range
Adjusted EBITDA	~$590M ±$20M	$15M; Range
Implied adjusted EBITDA margin	~7.8% to ~8.1%	30 bps; Range
Adjusted free cash flow	~$275M ±$25M	Range

See appendix for comments regarding the presentation of non-GAAP measures

Profit Guidance for Continuing Operations Increased

© 2025 Dana

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2025 Full-Year Sales and Profit Changes Sales and adjusted EBITDA Sales guidance excludes the $10,284M discontinued Off-Highway operations for the full year $7,733M $150M $25M $15M $7,400M $80M Profit impact of lower volume ($2,551M) $0M ($600M) expected to be more than offset by operating efficiency and cost-savings improvements Anticipated tariffs driving negative profit and margin impacts due to recovery lags 2024 As Disc Ops 2024 Vol/Mix Performance Cost Tariff Currency Commodities 2025 Reported Cont Ops Savings Cont Ops Expecting a modest currency benefit as euro strengthens Adjusted EBITDA against the U.S. dollar $885M $235M $5M $590M ($20M) ($5M) $395M $110M© ($490M) 2025 5.1% ($130M) 8.0% Margin Margin Dana 2024 As Disc Ops 2024 Vol/Mix Performance Cost Tariff Currency Commodities 2025 Reported Cont Ops Savings Cont Ops See appendix for comments regarding the presentation of non-GAAP measures 10 Expected Q4 2025 Adj. EBITDA Exit Margin of 10+%

2025 Full-Year Free Cash Flow

- Free cash flow includes cash generated from both continuing and discontinued operations, to align with deal structure
- Higher profit, improved working capital efficiency, and lower capital investment requirements driving improvement over last year
- Increased continuing operations profit offsetting lower profit in discontinued operations
- Higher interest due to increased borrowing for capital return
- Higher taxes driven by JV disposals, timing of payments, and jurisdictional mix

Changes from Prior Year

($ in millions)

	2025	2024	Change
Adjusted EBITDA Cont Ops	$ ~590	$ 387	$ ~205
Adjusted EBITDA Disc Ops	$ ~400	$ 498	$ ~(100)
One-Time Costs[1]	(75)	(46)	(30)
Interest, Net	(160)	(149)	(10)
Taxes	(190)	(172)	(20)
Working Capital / Other[2]	35	(68)	105
Capital Spending, Net	(325)	(369)	45
Adjusted Free Cash Flow	$ ~275	$ 81	$ ~195

[1] Includes costs associated with business acquisitions and divestitures and restructuring. [2] Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures.

Higher Adj. FCF Driven by Higher Profit and Lower Working Capital Requirements

© 2025 Dana

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New Dana: Outlook 2026 and Beyond $310M cost savings plan on track for 2026 Anticipate that in 2026, New Dana will have: Adjusted EBITDA margins of 10%-10.5%, consistent with Q4 2025 exit margin Cost savings plan: +100 bps Accretive new business: +60 bps Eliminated stranded costs: +50 bps Additional operating performance: +40 bps Cash taxes and interest significantly lower by ~$200M Adjusted free cash flow of ~4% of sales $1B capital return to shareholders authorized through 2027 In addition to existing dividend © 2025 Growth trajectory maintained Dana Robust three-year new sales backlog – roll-out of new forecast in January 2026 Continue to invest to win new business 12 Trajectory for Profitable Growth

© 2025 Dana 13 Appendix

2025 Q3 Sales and Profit Change by Segment $1,285M $6M $6M $42M $8M $6M $1,353M $0M Sales Light Vehicle Systems $35M $1M $0M $1M $126M $26M $82M Adjusted EBITDA ($19M) 6.4% 5.9% 9.3% 2024 Vol/Mix Performance Cost Savings Tariff Currency Commodities 2025 $612M $2M $7M $13M $2M $564M $0M ($72M) Sales Commercial © Vehicle $17M $2M $51M 2025 Systems $45M $0M 3.2% ($2M) Dana $5M Adjusted EBITDA ($16M) 7.4% 9.0% 14 88911-003 28Oct25 20:19 Page 31 See appendix for comments regarding 2024 Vol/Mix Performance Cost Savings Tariff Currency Commodities 2025

Segment Profiles Light Vehicle Commercial Vehicle Drive Systems Drive and Motion Systems Year to Date 9/30/2025 Year to Date 9/30/2025 Other PACCAR 21% 16% Ford SALES 45% Tata Traton 5% Other 12% Renault / 51% Nissan 5% Volvo Toyota 10% 7% Daimler Stellantis* Ford 7% CUSTOMER 17% 4% * Includes sales to systems integrations for driveline products that support Stellantis vehicles Asia Pacific 12% Asia Pacific North 8% America North 39% South America America 4% 70% SALES South America 2025 20% Europe REGIONAL 14% Dana Europe 15 33%

Segment Data DANA INCORPORATED DANA INCORPORATED Segment Sales and Adjusted EBITDA (Unaudited) Segment Sales and Adjusted EBITDA (Unaudited) For the Three Months Ended September 30, 2025 and 2024 For the Nine Months Ended September 30, 2025 and 2024 Three Months Ended Nine Months Ended (In millions) Setember 30, (In millions) September 30, 2025 2024 2025 2024 Sales Sales Light Vehicle $ 1,353 $ 1,285 Light Vehicle $ 3,901 $ 4,049 Commercial Vehicle 564 612 Commercial Vehicle 1,732 1,911 Total Sales $ 1,917 $ 1,897 Total Sales $ 5,633 $ 5,960 Adjusted EBITDA Adjusted EBITDA Light Vehicle $ 126 $ 82 Light Vehicle $ 306 $ 250 Commercial Vehicle 51 45 Commercial Vehicle 139 117 © Corporate expense and other items, net (15) (16) Corporate expense and other items, net (43) (56) 2025 Adjusted EBITDA $ 162 $ 111 Adjusted EBITDA $ 402 $ 311Dana 16

Segment Data Continued DANA INCORPORATED DANA INCORPORATED Reconciliation of Loss From Continuing Operations Before Income Taxes Reconciliation of Loss From Continuing Operations Before Income Taxes to Adjusted EBITDA (Unaudited) to Adjusted EBITDA (Unaudited) For the Nine Months Ended September 30, 2025 and 2024 For the Nine Months Ended September 30, 2025 and 2024 Three Months Ended Nine Months Ended (In millions) September 30, (In millions) September 30, 2025 2024 2025 2024 Income (loss) from continuing operations before income taxes $ 9 $ (41) Loss from continuing operations before income taxes $ (45) $ (167) Adjustments related to continuing operations Adjustments related to continuing operations Interest income (3) (5) Interest income (8) (9) Interest expense 47 38 Interest expense 130 117 Depreciation 86 83 Depreciation 257 253 Amortization 3 3 Amortization 9 10 Non-service cost components of pension and OPEB costs 3 5 Non-service cost components of pension and OPEB costs 7 12 Restructuring charges, net 4 20 Restructuring charges, net 17 36 Stock compensation expense 8 7 Stock compensation expense 31 21 Strategic transaction expenses 6 (2) Strategic transaction expenses 12 2 © (Gain) loss on sale of property, plant and equipment 1 (1) Supplier capacity charge adjustment (21) Supplier capacity charge adjustment (2) Loss on divestiture of ownership interests 7 2025 Loss on disposal group previously held for sale (4) Loss on disposal group previously held for sale 26 Other items 8 Other items 6 10 Dana Adjusted EBITDA $ 162 $ 111 Adjusted EBITDA $ 402 $ 311 17

Cash Flow DANA INCORPORATED Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow (Unaudited) Three Months Ended (In millions) September 30, 2025 2024 Net cash provided by operating activities $ 111 $ 35 Purchases of property, plant and equipment Continuing operations (49) (37) Purchases of property, plant and equipment Discontinued operations (11) (9) Proceeds from sale of property, plant and equipment Continuing operations 1 3 Proceeds from sale of property, plant and equipment Discontinued operations -Cash paid for Off-Highway business divestiture related activities 49 -Adjusted free cash flow $ 101 $ (8) Nine Months Ended (In millions) September 30, 2025 2024 Net cash provided by operating activities $ 106 $ 148 © Purchases of property, plant and equipment Continuing operations (153) (198) 2025 Purchases of property, plant and equipment Discontinued operations (33) (29) Proceeds from sale of property, plant and equipment Continuing operations 12 3 Dana Proceeds from sale of property, plant and equipment Discontinued operations 4 Cash paid for Off-Highway business divestiture related activities 61 -Adjusted free cash flow $ (7) $ (72) 18

Non-GAAP Financial Information Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income (loss) attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment plus cash paid for Off-Highway business divestiture related activities. We believe adjusted free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA outlook to the most comparable GAAP measures of net income (loss). © Providing net income (loss) guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items 2025 that are included in net income (loss), including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non- GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the Dana periods covered by the non-GAAP guidance. 19

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